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EXHIBIT 99B.3
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CONSOLIDATED BALANCE SHEETS                         U S WEST, Inc.
(UNAUDITED)
                                             March 31, December 31,
In millions                                       1994        1993
- ------------------------------------------ ------------------------
ASSETS
Current assets:
 Cash and cash equivalents                        $446        $128
 Accounts and notes receivable                   1,544       1,570
 Inventories and supplies                          203         193
 Prepaid and other                                 648         609
                                           ------------------------
    Total current assets                         2,841       2,500
                                           ------------------------

Property, plant and equipment - net             13,216      13,232
Investment in Time Warner Entertainment          2,529       2,552
Net assets of discontinued operations *            515         554
Other assets                                     2,078       1,842
                                           ------------------------
    Total assets                               $21,179     $20,680
                                           ========================
LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
 Short-term debt                                $2,093      $1,776
 Accounts payable                                  708         977
 Current portion of restructuring charges          443         456
 Other                                           1,911       1,772
                                           ------------------------
    Total current liabilities                    5,155       4,981
                                           ------------------------

Long-term debt                                   5,349       5,423
Postretirement and other postemployment
 benefit obligations                             2,432       2,699
Deferred taxes, credits and other                1,868       1,716

Shareowners' equity:
 Common shares                                   7,457       6,996
 Retained earnings (deficit) **                   (839)       (892)
 LESOP guarantee                                  (243)       (243)
                                           ------------------------
  Total shareowners' equity                      6,375       5,861
                                           ------------------------
    Total liabilities and
    shareowners' equity                        $21,179     $20,680
                                           ========================

* All assets and liabilities associated with discontinued operations are presented in the line item
"Net assets of discontinued operations".

** Includes an extraordinary $3.1 billion (after-tax) charge to discontinue accounting for U S WEST Communications in accordance with SFAS No. 71 as of September 30, 1993.
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